UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 0 )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [X] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [ ] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            ORIGIN INVESTMENT GROUP, INC.
                        1620 26TH STREET, THIRD FLOOR
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 255-8834
                (Names of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

     [ ] Fee paid previously with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)      Amount Previously Paid:

              2)      Form, Schedule or Registration Statement No.:

              3)      Filing Party:

              4)      Date Filed:

                                PRELIMINARY COPY

                            ORIGIN INVESTMENT GROUP, INC.
                        1620 26TH STREET, THIRD FLOOR
                         SANTA MONICA, CALIFORNIA 90404

                               October 29, 2001

DEAR FELLOW SHAREHOLDER:

     Origin Investment Group, Inc. is holding a special meeting of shareholders on December 7, 2001 for the purpose of: (1) voting on whether the company should withdraw from being regulated as a business development company and thereby no longer be subject to the Investment Company Act of 1940; and (2) to effect a one-for-nine reverse split of its total issued and outstanding common stcok. By withdrawing from its status as a business development company, Origin Investment Group, Inc. will thereafter be treated as an ordinary "C" corporation. The implications of withdrawing from this status are clearly outlined in this proxy statement that is enclosed with this letter. By effectuating a one-for-nine reverse split, the Company will reduce its total issued and outstanding shares and may make itself a more attractive candidate for possible merger as a result. The implications of effecting this one-for-nine reverse split are clearly outlined in this proxy statement that is also enclosed with this letter.

     The Board of Directors recommend that it is in the best interests of the Company to withdraw from its previous election of being regulated as a Business Development Company. The Boards reasons for recommending such an action is more fully described also in the accompanying proxy statement. The Board further recommends that it is in the best interest of the Company to effect a one-for-nine reverse split of its total issued and outstanding common shares.

     These recommendations are consistent with our current intention to proceed with merging the Company with one or more other private operating companies. In order to rescind our status as a Business Development Company it requires a shareholder vote, as does effectuating a reverse split. Attached is the Notice and Proxy Statement for the Special Meeting which describes the matters on which you, the Shareholder, are being asked to vote. THE COMPANY'S BOARD UNAMINOUSLY RECOMMENDS THAT YOU APPROVE THESE PROPOSALS.

     Please read the information carefully and vote on this matter accordingly, and return the enclosed proxy card to our offices. Enclosed is a self addressed stamped envelope for your convenience. Place your proxy card in the envelope in the envelope and mail it at the earliest possible date.

     Thank you for your prompt attention to this matter. You may contact Mr. Greg Laborde at (201) 333-7507 if you have any questions.

Sincerely,



/s/ Greg Laborde
- ------------------------
Greg Laborde
Chief Executive Officer


- ------------------------------------------------------------------------------


                                IMPORTANT NOTICE

                        TO ORIGIN INVESTMENT GROUP, INC.
                           COMMON STOCK SHAREHOLDERS
--------------------------------------------------------------------------------

[QUESTIONS & ANSWERS]
--------------------------------------------------------------------------------
Although we recommend you read the complete proxy statement, for your convenience, we've provided a brief overview of the issues to be voted on.
--------------------------------------------------------------------------------

[Q]  WHY IS A SHAREHOLDER MEETING BEING HELD?

     [A] Because Origin Investment Group, Inc. is seeking to change its status from that of a business development company which is an investment company regulated by the Investment Company Act of 1940, to that of an ordinary corporation. The Securities and Exchange Commission requires that such a status change necessitates a vote of the shareholders.

[Q]  WHAT PROPOSALS WILL BE VOTED ON?

     [A] You are being asked to ratify the election of Origin Investment Group to withdraw from the status of being regulated as a business development company and no longer be subject to certain provisions of the Investment Company Act of 1940. The impact of this change of status in terms of how it relates to your share ownership is outlined in Proposal No. 1. You are also being asked to approve that the company effect a one-for-nine reverse split of its total issued and outstanding common shares. The impact of this change in terms of how it impacts you as a common shareholder is outlined in Proposal No. 2

[Q]  WILL MY VOTE MAKE A DIFFERENCE?

     [A] Yes! Your vote is important and will make a difference in the development of your Company, no matter how many shares you own.

[Q]  HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

     [A] They recommend that you vote "For" each proposal on the enclosed proxy card.

[Q]  WHERE DO I CALL FOR MORE INFORMATION?

     [A] Please call Origin Investment Group at (310) 255-8834 from 9:00 a.m. to 5:00 p.m. Pacific Time, Monday through Friday.

[Q]  DO I HAVE THE RIGHT TO VOTE?

     [A] Yes, if you currently are and were a shareholder of Origin Investment Group, Inc. common stock at or before October 26, 2001.

================================================================================

--------------------------------------------------------------------------------
                              ABOUT THE PROXY CARD
--------------------------------------------------------------------------------

Please vote on each issue using blue or black ink to mark an X in one of the boxes provided on the proxy card.

APPROVAL FOR WITHDRAWING FROM BDC STATUS - mark "For", "Against" or "Abstain"

================================================================================
  [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                                                        FOR             AGAINST         ABSTAIN
  1.    As to the proposal to elect to withdraw         [ ]             [ ]             [ ]
        from BDC status and no longer be subject
        to Sections 55 through 65 of the Investment
        Company Act of 1940.

  2.    As to the proposal to approve a one-for-nine    [ ]             [ ]             [ ]
        reverse split of the total issued and out-
        standing common stock of the Company.

   Please be sure to sign and date this Proxy.  Date_________

  Shareholder sign here ________________        Co-owner sign here  ____________

     Give the amount of Origin Investment Group common stock owned as of the Record Date: _____________ shares owned.

- ------------------------------------------------------------------------------

================================================================================
                          ORIGIN INVESTMENT GROUP, INC.
                          1620 26TH STREET, THIRD FLOOR
                         SANTA MONICA, CALIFORNIA 90404
                                 (310) 255-8834

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD December 7, 2001

     Notice is hereby given to the holders of common shares of beneficial interest ("Common Shares") of Origin Investment Group, Inc. ("Origin" or
"Company") to the attached Proxy Statement that a Special Meeting of the Shareholders of Origin (the "Meeting") will be held at the offices of Origin Investment Group, Inc., 1620 26th Street, Third Floor, Santa Monica, CA 90404 on Friday, December 7, 2001, at 9:00 a.m. for the following purposes:

     1. To seek approval from a majority of the outstanding shareholders present or entitled to vote via proxy, for Origin Investment Group, Inc. to withdraw from being regulated as a business development company and thereby be no longer subject to Sections 55 through 65 of the Investment Company Act of 1940.

     2. To seek approval from a majority of the outstanding shareholders present or entitled to vote via proxy, for Origin Investment Group, Inc. to effect a one for nine reverse split of its issued and outstanding common stock.

     3. To transact such other business as may properly come before the Meeting.

     Holders of record of the Common Shares of Origin Investment Group at the close of business on October 26, 2001 are entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

                                              By order of the Board of Directors
                                        GREG LABORDE,Interim Corporate Secretary
                                                                October 29, 2001

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT QUARTERLY REPORT TO A SHAREHOLDER UPON REQUEST. ANY SUCH REQUEST SHOULD BE DIRECTED TO ORIGIN INVESTMENT GROUP BY CALLING 1-310-255-8834 OR BY WRITING TO THE COMPANY AT 1620 26TH STREET, THIRD FLOOR, SANTA MONICA, CALIFORNIA 90404.

     SHAREHOLDERS OF THE COMPANY ARE INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE INDICATE YOUR VOTING
INSTRUCTIONS ON THE ENCLOSED PROXY CARD WITH RESPECT TO WHETHER YOU WERE A SHAREHOLDER AS OF THE RECORD DATE, DATE AND SIGN SUCH PROXY CARD(S), AND RETURN IT (THEM) IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

     IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK THAT YOU MAIL YOUR PROXY PROMPTLY.

     THE BOARD OF DIRECTORS OF ORIGIN INVESTMENT GROUP RECOMMENDS THAT YOU CAST YOUR VOTE:

     - - FOR approval that Origin Investment Group withdraw its previous election to be regulated as a business development company under the Investment Company Act of 1940.

     - - FOR approval that Origin Investment Group effect a one-for-nine reverse split of its issued and outstanding common stock.

================================================================================

================================================================================

                              --PROXY STATEMENT--

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY CARD(S) PROMPTLY NO MATTER HOW MANY SHARES YOU OWN.

Send your Proxy Card to:

                                PROXY STATEMENT
                          ORIGIN INVESTMENT GROUP, INC.
                          1620 26TH STREET, THIRD FLOOR
                         SANTA MONICA, CALIFORNIA 90404

                               October 29, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Directors" or the "Board") of Origin Investment Group Inc. ("Origin" or "Company") of proxies to be voted at a Special Meeting of Shareholders of the Company, and all adjournments thereof (the "Meeting"), to be held at the offices of the Company at 1620 26th Street, Third Floor, Santa Monica, California 90404 on Friday, December 7, 2001, at 9:00 a.m.

     The Meeting will be a special shareholders meeting of the Company. The approximate mailing date of a Definitive Proxy Statement and accompanying form of proxy is November 9, 2001.

     Participating in the Meeting are beneficial holders of common shares of the Company (the "Common Shares"). The Meeting is scheduled as a special meeting of the shareholders of the Company because the shareholders are expected to consider and vote on matters being presented.

     The Board has fixed the close of business on October 26, 2001 as the record date (the "Record Date") for the determination of holders of Common Shares entitled to vote at the Meeting. The number of issued and outstanding Common Shares is 10,985,565 as of the Record Date to this Proxy Statement.

VOTING

     Shareholders of the Company on the Record Date will be entitled to one vote per Common Share with respect to each proposal submitted to the shareholders of the Company, with no Share having cumulative voting rights. The voting requirement for passage of a particular proposal depends on the nature of the proposal.

     With respect to Proposal #1, the affirmative vote, the lesser of (a) at least 67% of the Common Shares of the Company present at the Meeting in person or by proxy or (b) at least 50% of the total issued and outstanding Common Shares is required to approve the withdrawal by the Company of continuing to be regulated as a business development company and subject to Sections 55 through 65 of the Investment Company Act of 1940. ("BDC status")

     With respect to Proposal #2, the affirmative vote, the lesser of (a) at least 67% of the Common Shares present at the Meeting in person or by proxy or
(b) at least 50% of the total issued and outstanding Common Shares is required to approve the one-for-nine reverse split of the total issued and outstanding common shares of Origin Investment Group, Inc.

     The Board of Directors of Origin Investment Group, Inc. recommends that you cast your vote:

     - FOR APPROVAL OF PROPOSAL #1: to withdraw from election of BDC status by the Company.

     - FOR APPROVAL OF PROPOSAL #2: to effect a one-for-nine reverse split of the total issued and outstanding common stock of the Company.


     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon. Proxies received prior to the Meeting on which no vote is indicated will be voted "FOR" each proposal as to which it is entitled to vote. Abstention and broker non-votes will be deemed "votes cast" with respect to such proposal, and such Common Shares will be counted as present for the purpose of determining a quorum. A majority of the outstanding Common Shares of the Company must be present in person or by proxy to have a quorum for the Company to conduct business at the Meeting.

     Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

     The Company knows of no business other than that mentioned in the Proposals that will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named on enclosed proxy to vote proxies in accordance with their best judgment. In the event a quorum is present at the Meeting but sufficient votes to approve any of the proposals of the Company are not received, the persons named as proxies may propose one or more adjournments of the Meeting with respect to such proposal to permit further solicitation of proxies, provided they determine that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors, including the nature of the relevant proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation.

-- - ---------------------------------------------------------------------------
PROPOSAL 1:  WITHDRAWAL OF BUSINESS DEVELOPMENT COMPANY STATUS
--  ----------------------------------------------------------------------------

     On August 13, 1999, the Company elected to be regulated as a business development company and to be subject to Sections 55 through 65 of the Investment Company Act of 1940, by filing a properly executed notice of such election pursuant to Form N-54A with the Securities and Exchange Commission. Within its initial offering memorandum dated August 19, 1999 filed on August 9, 1999 on Form 1-E pursuant to Regulation E of the Securities Act of 1933 and its subsequent offering memorandums filed in fiscal years 1999, 2000, and 2001 (jointly referred to as the "Offerings"), the Company stated that its principal business objective was to invest in a diverse portfolio of eligible portfolio companies that were in the following industries: the manufacture and distribution  of medical  equipment and devices;  manufacture,  warehousing  and distribution of computer supplies; the manufacturing, procurement and configuration of personal computers including network integration, imaging equipment, software telecommunications technologies; development and manufacture of business application software and related products and services; internet electronic commerce development and consulting services, website development and services, the manufacture of internet related software and products and internet marketing and consulting services. The proceeds raised in the Offerings were sought to acquire controlling interests or the rights to acquire a controlling interest (where a "controlling interest" is defined as greater than twenty five percent of the issued capital stock) in each of several eligible portfolio companies in these industries in exchange for cash and/or Origin common stock or other asset(s) held by Origin. However, as of the date of this proxy solicitation, the Company has been unsuccessful in raising sufficient capital to invest in any eligible portfolio companies. The Board of Directors have indicated that the issue has largely surrounded the Company's inexperience and unproven prior record of success which has precluded their ability in raising sufficient capital. Another barrier has been that the eligible portfolio companies previously identified by the Company lacked sophistication in seeing the value of joining with Origin and structuring their investment contracts with Origin in raising capital for their growth after entering into a binding transaction with Origin. Almost all eligible portfolio companies identified by Origin required up-front cash requirements necessary for closing which, given Origin's unproven track record, made it extremely difficult for the Company to raise capital in a declining economy. As a result, the Company negotiated with but was unsuccessful in closing investment opportunities with three separate eligible portfolio companies. During this time period, the market value of the Company's stock has declined considerably to its current closing bid price of $0.016 per share as of October 26, 2001. This market value has made it extremely difficult for the Company to raise capital to fund its continued operations nor interest its bridge loan investors for further assistance. As a result of these events, the Board of Directors have identified that Origin Investment Group, Inc.'s current value as a viable business is its continued listing on the OTC:BB Exchange and its current compliance with its interim and quarterly reporting obligations pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934. This continued listing and current fully reporting status provides Origin with the ability to effectuate a merger with a private operating company which has sufficient capital to fund continued operations and to cover professional accounting and legal costs associated with keeping the combined entities current in their reports and continually listed on the OTC:BB Exchange. Further, a more focused business plan of the private operating company with which Origin will merge will be much more attractive for possible investment. Hence, given these considerations Origin Investment Group has realigned its focus by limiting its business plan to merge with one or more private operating companies in the industries within which it had intended to original invest.

     Because Origin will no longer be diversified in more than one industry nor have interests of less than 25% of the total outstanding stock of companies within the information technology industry, it will not qualify for the favorable pass-through tax treatment afforded a "registered investment company" or a diversified closed end management investment company.

     To qualify as a RIC, the Company must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income (consisting generally of net investment income and net short-term capital gain) ("Distribution Requirement") and must meet several additional requirements. Among the requirements are the following: (a) the Company must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to loans of securities and gains from the sale or other disposition of securities or other income derived with respect to its business of investing in securities ("Income Requirement"); (b) the Company must derive less than 30% of its gross income each taxable year from gains from the sale or other disposition of securities held for less than three months; (c) the Company must diversify its assets so that, at the close of each quarter of the Company's taxable year, (i) not more than 25% of the market value of its total assets is invested in the securities of a single issuer or in the securities of two or more issuers that the Company controls and that are engaged in the same or similar trades or businesses or related trades or businesses and (ii) at least 50% of the market value of its total assets is represented by cash, cash items, government securities, securities of other RICs and other securities (with each investment in such other securities limited so that not more than 5% of the market value of the Company's total assets is invested in the securities of a single issuer and the Company does not own more than 10% of the outstanding voting securities of a single issuer) ("Diversification Requirement"); and (d) the Company must file an election to be treated as a RIC. If, after initially qualifying as a RIC, the Company fails to qualify for treatment as a RIC for a taxable year, it would be taxed as an ordinary corporation on its taxable income for that year and all distributions out of its earnings and profits would be taxable to shareholders as dividends (that is, ordinary income). In such a case, there may be substantial tax and other costs associated with re-qualifying as a RIC. Although there is substantial uncertainty on several relevant issues, if the Administration's proposal were enacted and in effect as of the date the Company were to attempt to requalify as a RIC, the Company could be subject to the tax consequences described above if such legislation were to apply to a re-election of a previously disqualified RIC.

     The Board of Directors believe that it is in the best interest of the Company and of its shareholders that the Company elect out of business development company status and no longer be subject to Sections 55 through 65 of the Investment Company Act of 1940. ("1940 Act")

     As a BDC, Origin must invest at least 70% of its total assets in Qualifying Assets consisting of eligible portfolio companies and certain other assets including cash and cash equivalents. In order to receive favorable pass-through tax treatment on its distributions to its shareholders, the Company needs to diversify its pool of investments in such a manner so as to qualify as a diversified closed end management investment company. However, because of recent developments and the fact that the market value of the Company's stock has decreased significantly, it no longer has the ability to raise additional capital through the sale of its equity in order to invest in one or more eligible portfolio companies. As a result, the Company will most likely not be diversified sufficiently to receive favorable pass-through tax treatment.

     The Board of Directors of the Company have determined that it would be in the best interests of the Company to merge with a private operating company which is within one of the industries previously targeted by Origin for investment. By merging with a private operating company, Origin's shareholders will likely be able to benefit from the business growth and objectives of the merged entity and the merged businesses can take advantage of the continued listing of Origin on the OTC:BB Exchange and its ability to provide a ready accessible secondary market for its securities for its shareholders. By merging with a private operating company with a definitive business and growth plan, the combined entity will have a better chance of raising additional capital from the sale of equity to carry out such business plan and objectives. By limiting its business objectives to effectuating a merger with a private operating company within one of the industries that Origin originally planned on investing within, Origin stands a better chance of being able to attract capital to continue its operations rather than remaining as an underfunded business development company. Therefore, the Board of Directors of Origin have determined that it would not be in the best interests to continue to elect to be regulated as a business development company and thereby be subject to the 1940 Act. Because the Company has refocused its business objectives in merging with a private operating company, Origin is limited in its ability to qualify as a Registered Investment Company or "RIC", a former objective while the Company was regulated as a BDC.

     Thus, as a result of the Company's newer business objective, the Company is unlikely to qualify now or in the near future to be regulated as, or receive the favorable pass through tax treatment available to investment companies that qualify as a Registered Investment Company.

     The probable impact to you the shareholder, of Origin's election to withdraw from being regulated as a business development company is that, in so doing, the Company will no longer be subject to the more restricted provisions placed on investment companies by the 1940 Act concerning transactions with certain affiliates and other related parties to the Company. In addition, because the equity valuation of Origin has decreased significantly since its original Offerings, effectuating a merger through share exchange will likely result in a change of control of Origin and may likely be substantially dilutive. You as a current shareholder of Origin however will have a better chance of receiving a possible return on your investment or at the very least have the ability to sell your shares in a secondary market on the OTC:BB exchange, where a continued listing upon the OTC:BB Exchange has more depth and liquidity than should the Company no longer trade there and be required to trade on the Pink Sheets. Origin currently has very little liquidity and capital resources to continue its operations and notwithstanding effectuating a merger, may not likely be able to meet its current obligations, pay professional fees for filing its interim and quarterly reports required for its continual listing on the OTC:BB Exchange or maintain its ability to continue as a going concern. In addition, by electing out of Business Development Company status, shareholders will no longer have the added security of having the Securities and Exchange Commission ("SEC") review and accept or reject a proposed affiliated party transaction prior to its implementation, as required by business development companies. However, traditional "C" corporations that enter transactions with affiliates do not have transactions reviewed and accepted or rejected by the SEC prior to entering such transactions. Please be aware that if the proposal is passed by receiving a sufficient amount of votes as indicated herein, the Company will be taxed as an ordinary corporation on its taxable income and accordingly, potential dividend distributions of the Company's surplus income and profits is likely to be decreased as a result.

SHAREHOLDER APPROVAL

     The shareholders of common stock of Origin Investment Group, Inc. are entitled to vote on this proposal. The Investment Company Act of 1940 requires that the vote of a majority of the outstanding voting securities of a company means the vote, at the annual or a special meeting of the security holders of such company duly called, (A) of 67 percentum or more of the voting securities present at such meeting, if the holders of more than 50 percentum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 percentum of the outstanding voting securities of such company, whichever is less. The affirmative vote of a majority of the common stock present at the Meeting in person or by proxy is required to ratify the election to withdraw from BDC status. THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THIS PROPOSAL.

--------------------------------------------------------------------------------
PROPOSAL 2:  EFFECT A ONE-FOR-NINE REVERSE SPLIT OF ISSUED AND OUTSTANDING
             COMMON STOCK AND AMENDMENT TO ARTICLE SIXTH OF ARTICLES OF INCORPORATION TO REFLECT SUCH REVERSE SPLIT
--------------------------------------------------------------------------------

     The Board of Directors has proposed an amendment to Article Six of Origin Investment Group, Inc. Articles of Incorporation that would effect a reverse split of Origin Investment Group, Inc. Common Stock on the basis of one new share of Common Stock for each nine shares of presently outstanding Common Stock and reduce the total issued and outstanding number of shares of Common Stock from 10,985,565 shares to approximately 1,220,618 Shares, subject to a possible total additional issuance of 304 shares to the 304 current shareholders who may hold fractional interests and thereby receive one additional share in lieu thereof. The Articles of Amendment to the Articles of Incorporation will not reduce the total number of authorized shares of capital stock of 50,000,000 shares. As of October 29, 2001, 10,985,565 shares of Common Stock were issued and outstanding, no shares were held in treasury and 39,014,435 shares were unissued. As of October 29, 2001, there were 1,949,298 shares of Common Stock reserved for issuance upon the conversion of common stock purchase warrants of Origin Investment Group, Inc.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

     The principal purpose of the proposed amendment is to reduce the number of shares of Common Stock outstanding. The Board of Directors believes that the total number of shares currently outstanding is disproportionately large relative to Origins' present market capitalization. In addition, the Board of Directors believes that the present level of per share market prices of the Common Stock impairs the acceptability of the stock by the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it or a company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. The Board of Directors also believes that the current per share price of the Common Stock has reduced the effective marketability of the shares. However, there is no assurance that effecting a one-for-nine reverse split and thereby reducing the total issued and outstanding shares to approximately 1,220,618 will favorably impact the marketability of the Company's shares.

     Certain policies and practices of brokerage firms pertain to the payment of brokers' commissions and to time-consuming procedures which function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stock because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues.

     Although there can be no assurance that the price of the Common Stock after the reverse split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposed reverse stock split is intended to result in a price level for the Common Stock that will increase investor interest. Again, there can be no assurance that an increase investor interest will result from the one-for-nine reverse split.

PRINCIPAL EFFECTS

     The principal effects of the proposed reverse stock split would be the following:

     Based upon 10,985,565 shares of Common Stock outstanding on October 29, 2001, the proposed one-for-nine reverse stock split would decrease the outstanding shares of Common Stock by 88.9%, and thereafter approximately 1,220,618 shares of Common Stock would be outstanding, held by approximately 304 stockholders of record. The proposed reverse split would not affect the proportionate equity interest in Origin Investment Group of any holder of Common Stock, except as may result from the provisions for the elimination of fractional shares as described below. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the OTC:BB Exchange.

     In addition, as a result of the one-for-nine reverse split of Common Stock, the par value of the issued and outstanding common stock shall be $0.009 instead of $0.001 per share.

     The reverse split may leave certain stockholders with one or more "odd lots" of Origin Investment Group Common Stock, i.e., stock in amounts of less than 100 shares. These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

     As of October 29, 2001, there were 1,949,298 outstanding common stock purchase warrants entitling holders of such warrants the rights to purchase
1,949,298  shares of Common  Stock  held by 30  separate  individuals.  Of these warrants, 225,000 are exercisable upon payment of a redemption price of $0.10 per warrant; 200,000 are exercisable upon payment of $.20 per warrant; 75,000 have a redemption price of $0.30 per warrant; 982,301 have a redemption price of $0.40 per warrant; 142,000 have a redemption price of $0.75 per warrant; and 324,997 have a redemption price of $1.50. These warrants are exercisable at any time from the date of grant for a five year period. On August 13, 2001 the Company contacted all of its warrant holders and offered that in exchange for their agreement to exercise their warrants within 10 business days of the Company giving written notice that the five day average closing bid price of the Company's common stock equaled or exceeded 150% of the redemption price of their warrants, that agreeing to so accelerate their redemption their warrants would not be subject to adjustment otherwise required in the event of a recapitalization of the Company caused by a merger, acquisition or other similar transaction or a split or reverse split. Of the 30 warrant holders, 26 agreed to this accelerated redemption plan as of October 20, 2001, holding an aggregate of 1,585,132 of the 1,949,298 warrants outstanding. The acceleration was requested by the company to provide the organization with necessary additional capital from the redemption of its outstanding warrants quickly in order to fund its continued operations. Hence, as a result of this accelerated redemption of the outstanding warrants, 1,585,132 warrants out of a total of 1,949,298 warrants will not be adjusted or reduced in number as a result of this one-for-nine reverse split, should this reverse split be approved by the shareholders. An aggregate of 364,166 warrants will be split adjusted down to 40,462 warrants held by warrant holders who have not agreed to the accelerated redemption proposal. Should all issued and outstanding warrants be exercised, contingent on the Company's average closing bid price exceeding $2.25 for a period of five consecutive trading days, the total issued and outstanding shares will be approximately 2,846,212, notwithstanding a total of 304 possible shares which may be issued in lieu of fractional interests held by any or all of the 304 shareholders.

     The following table illustrates the principal effects of the proposed reverse stock split discussed in the preceding paragraphs:

                                                             PRIOR TO REVERSE        AFTER REVERSE
                    NUMBER OF SHARES                       SPLIT AND AMENDMENT    SPLIT AND AMENDMENT
                    OF COMMON STOCK                          TO CERTIFICATE         TO CERTIFICATE
- -----------------------------------------------          -------------------    ------------------
Authorized..............................................     50,000,000            50,000,000
Outstanding.............................................     10,985,565             1,220,618
Reserved for future issuance upon exercise of warrants..      1,949,298             1,625,594
Available for future issuance by action of the Board of
Directors ..............................................     37,065,137            47,153,788

     Assuming  the  proposed   amendment  to  Article  Six  of  the  Article  of
Incorporation effecting the reverse stock split, an Articles of Amendment amending the Articles of Incorporation as set forth in Exhibit A to this Proxy Statement will be filed with the Secretary of State of the State of Maryland (the "Maryland Secretary of State") as promptly as practicable thereafter. The amendment and the proposed reverse stock split would become effective upon the date of filing (the "Effective Date").

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

     As soon as possible after the Effective Date, holders of Common Stock will be notified and requested to surrender their present Common Stock certificates for new certificates representing the number of whole shares of Common Stock after the reverse split. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of Common Stock in the appropriately reduced whole number of shares. Securities Transfer Corporation will be appointed exchange agent (the "Exchange Agent") to act for stockholders in effecting the exchange of their certificates.

     No scrip or fractional share certificates for Common Stock will be issued in connection with the reverse split, but in lieu thereof, all shareholders owning any fractional share will be awarded an additional shares of Common Stock by the Corporation. For example, if a shareholder owns 200,000 Common Stock prior to the reverse split, that shareholder will be entitled to 22,222.23 shares. Accordingly, the Corporation will authorize the Exchange Agent to issue a certificate in the amount of 22,223 shares of Common Stock to such shareholder. No service charges will be payable by stockholders in connection with exchanging their current pre-split certificates for a new certificate. All fees for reprinting and mailing the new certificates will be borne by the Corporation. Of the 304 shareholders as of October 29, 2001, and assuming every shareholder of the Company receives a fractional share, a total of an additional 304 shares will be issued to cover these fractional shares. At a current closing bid price of $0.016 per common share, this additional issuance of shares would be equivalent to the issuance of $4.864 worth of additional equity. The cost of this additional equity issuance will be borne by the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of certain federal income tax consequences of the proposed reverse split of Origin Investment Group Common Stock. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of Common Stock and is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Holders of Common Stock are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the proposed reverse stock split.

     The proposed reverse stock split will be a tax-free recapitalization for Origin Investment Group, Inc. and its stockholders. The new shares of Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the proposed reverse stock split.

     A stockholder's holding period for the new shares of Common Stock will be the same as the holding period for the shares of Common Stock exchanged therefor.

VOTE REQUIRED

     The proposed amendment would effect a one-for-nine reverse stock split but not a reduction in the authorized number of shares of Common Stock. Approval of the reverse stock split requires the affirmative vote of a majority of all of the issued and outstanding shares of Common Stock. Consequently, the affirmative vote of a majority of all of the issued and outstanding shares of Common Stock will be required for approval of this item.

     The following summary of the amendment is qualified in its entirety by reference to the complete text of the proposed revised first paragraph of Article Six of the Certificate of Incorporation, which is set forth as Exhibit A to this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING.

     "RESOLVED, that the amendment modifying Article Six of Origin Investment Group's Articles of Incorporation to conform to Exhibit A of the Proxy Statement for this meeting is hereby adopted and approved in all respects."

     The Board of Directors reserves the right to abandon the proposed amendment without further action by the stockholders at any time prior to the filing of the amendment with the Maryland Secretary of State notwithstanding authorization of the proposed amendment by the stockholders.


                  ARTICLE SIX OF THE ARTICLES OF INCORPORATION
                        OF ORIGIN INVESTMENT GROUP, INC.
                           (AS PROPOSED TO BE AMENDED)

SIXTH:     Shares of Stock.

     A. The Corporation shall be authorized to issue two classes of capital stock, designated as "Common Stock" and "Preferred Stock" respectively. The Corporation shall be authorized to issue 50,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value.

     B. Holders of Common Stock shall not have preemptive or preferential rights to acquire any shares of the capital stock of the Corporation, and any or all of such shares, whenever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for such lawful consideration and on such terms as the Board of Directors determines in its discretion without first offering the shares to any such holder.

     C. All shares of the Corporation's authorized capital stock, when issued for such consideration as the Board of Directors may determine, shall be fully paid and nonassessable.

     D. The  Board  of  Directors  of the  Corporation  may,  by  adoption  of a
resolution  or  Bylaw,   impose   restrictions  upon  the   transferability   by
shareholders of shares of the Corporation's Capital Stock.

     E. The Board of Directors of the Corporation may, by adoption of a resolution or Bylaw, designate one or more Series of Preferred Stock and shall have the power to determine the conversion and/or redemption rights, preferences and privileges of each such Series of Preferred Stock provided that such conversion and/or redemption rights, preferences and privileges of any Series of Preferred Stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued Series of Preferred Stock.

     F. Except as otherwise required under the 1940 Act, voting power for the election of directors and for all other purposes shall be exclusively vested in the holders of Common Stock. Each holder of a full or fractional share of Common Stock shall be entitled, in the case of full shares, to one vote for each such share and, in the case of fractional shares, to a fraction of one vote corresponding to the fractional amount of each such fractional share, in each case based upon the number of shares registered in such holder's name on the books of the Corporation.

     G. In the event of the liquidation or dissolution of the Corporation, the holders of the Common Stock shall be entitled to receive all of the net assets of the Corporation. The assets so distributed to the stockholders shall be distributed among such stockholders, in cash or in kind at the option of the directors, in proportion to the number of full and fractional shares of the class held by them and recorded on the books of the Corporation.

     H. Each holder of shares of capital stock shall, upon demand, disclose to the Corporation such information with respect to direct or indirect holdings of such shares as the directors or any officer or agent of the Corporation designated by the directors deems necessary to comply with provisions of the Internal Revenue Code of 1986 applicable to the Corporation, to comply with the provisions of the appropriate taxing authority, or to comply with the provisions of the 1940 Act or the Employee Retirement Income Security Act of 1974, as any said laws may be amended from time to time.

     At the effective time of this amendment to the Articles of Incorporation of the Corporation, each nine (9) issued and outstanding shares of Common Stock of the Corporation shall be combined into one (1) share of validly issued, fully paid and nonassessable Common Stock of the Corporation. All holders of Common Stock which result in holding a fractional share as a result of this reverse split shall be issued on additional share of common stock in lieu of such fractional interest.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2001 Special Meeting of Stockholders must be received by the Company at its principle executive office in Santa Monica, California not later than November 25, 2001 for inclusion in the proxy statement.

ADDITIONAL MATTERS

     At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the meeting. However, if any other matter should be presented, the persons named in the accompanying proxy will vote according to their best judgment in the interest of Griffin with respect to such matters.

Dated:  October 29, 2001                    /s/ Greg Laborde
                                            ------------------------------------
                                            Greg H. Laborde
                                            Interim Corporate Secretary



Exhibit A:

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

     FIRST: The charter of Origin Investment Group, Inc., a Maryland Corporation (the "Corporation"), is hereby amended by deleting existing Article Six in its entirety and adding a new article to read as follows:

SIXTH:     Shares of Stock.

     A. The Corporation shall be authorized to issue two classes of capital stock, designated as "Common Stock" and "Preferred Stock" respectively. The Corporation shall be authorized to issue 50,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value.

     B. Holders of Common Stock shall not have preemptive or preferential rights to acquire any shares of the capital stock of the Corporation, and any or all of such shares, whenever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for such lawful consideration and on such terms as the Board of Directors determines in its discretion without first offering the shares to any such holder.

     C. All shares of the Corporation's authorized capital stock, when issued for such consideration as the Board of Directors may determine, shall be fully paid and nonassessable.

     D. The  Board  of  Directors  of the  Corporation  may,  by  adoption  of a
resolution  or  Bylaw,   impose   restrictions  upon  the   transferability   by
shareholders of shares of the Corporation's Capital Stock.

     E. The Board of Directors of the Corporation may, by adoption of a resolution or Bylaw, designate one or more Series of Preferred Stock and shall have the power to determine the conversion and/or redemption rights, preferences and privileges of each such Series of Preferred Stock provided that such conversion and/or redemption rights, preferences and privileges of any Series of Preferred Stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued Series of Preferred Stock.

     F. Except as otherwise required under the 1940 Act, voting power for the election of directors and for all other purposes shall be exclusively vested in the holders of Common Stock. Each holder of a full or fractional share of Common Stock shall be entitled, in the case of full shares, to one vote for each such share and, in the case of fractional shares, to a fraction of one vote corresponding to the fractional amount of each such fractional share, in each case based upon the number of shares registered in such holder's name on the books of the Corporation.

     G. In the event of the liquidation or dissolution of the Corporation, the holders of the Common Stock shall be entitled to receive all of the net assets of the Corporation. The assets so distributed to the stockholders shall be distributed among such stockholders, in cash or in kind at the option of the directors, in proportion to the number of full and fractional shares of the class held by them and recorded on the books of the Corporation.

     H. Each holder of shares of capital stock shall, upon demand, disclose to the Corporation such information with respect to direct or indirect holdings of such shares as the directors or any officer or agent of the Corporation designated by the directors deems necessary to comply with provisions of the Internal Revenue Code of 1986 applicable to the Corporation, to comply with the provisions of the appropriate taxing authority, or to comply with the provisions of the 1940 Act or the Employee Retirement Income Security Act of 1974, as any said laws may be amended from time to time.

     At the effective time of this amendment to the Articles of Incorporation of the Corporation, each nine (9) issued and outstanding shares of Common Stock of the Corporation shall be combined into one (1) share of validly issued, fully paid and nonassessable Common Stock of the Corporation. All holders of Common Stock which result in holding a fractional share as a result of this reverse split shall be issued on additional share of common stock in lieu of such fractional interest.

     SECOND: The amendment of the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 7th day of December, 2001.

                                        ORIGIN INVESTMENT GROUP, INC.


                                        By:  /s/ Greg H. Laborde
                                        ---------------------------------
                                        President

ATTEST:

By:  /s/ Greg H. Laborde
---------------------------
Interim Corporate Secretary